Exhibit a(ii) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K

                    FUND FOR U.S. GOVERNMENT SECURITIES, INC.

                              ARTICLES OF AMENDMENT

        FUND FOR U.S. GOVERNMENT SECURITIES, INC., a Maryland corporation having its principal office in the state of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Articles of Restatement of the Corporation are hereby amended by striking Article SECOND and inserting the following in its place:

     "SECOND: The name of the Corporation is Federated Fund for U.S. Government Securities, Inc."

        SECOND: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders; and the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

     THIRD: These Articles of Amendment will become effective at the end of business on March 31, 1996.

     IN WITNESS WHEREOF, Fund for U.S. Government Securities, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on March 29, 1996.

        The undersigned, J. Christopher Donahue, President of the Corporation, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be its corporate act and further certifies to the best of his knowledge, information and belief, that the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS:                                    FUND FOR U.S. GOVERNMENT
                                                   SECURITIES, INC.

/S/ CHARLES H. FIELD                        /S/ J. CHRISTOPHER DONAHUE
Charles H. Field                            J. Christopher Donahue
Assistant Secretary                         President